Exhibit 99.1

CENDANT’S BOARD OF DIRECTORS DECLARES REGULAR
QUARTERLY CASH DIVIDEND OF $0.09 PER COMMON SHARE

Company to Hold Annual Meeting of Shareholders on April 26, 2005

NEW YORK, January 24, 2005— Cendant Corporation (NYSE: CD) today announced that its board of directors declared its regular quarterly cash dividend of $0.09 per common share, payable March 15, 2005 to stockholders of record on February 28, 2005.

The Company also announced that its annual meeting of stockholders will be held on April 26, 2005.  The record date for the determination of stockholders entitled to receive notice of, and vote at, the meeting is February 28, 2005.

About Cendant Corporation
Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 90,000 employees, New York City-based Cendant provides these services to business and consumers in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at http://www.cendant.com or by calling 877-4-INFOCD (877-446-3623).

Media Contact:
Elliot Bloom
(212) 413-1832

Investor Contacts:
Adam Goldfarb
(212) 413-1938